SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 29, 2005

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

On November 29, 2005, the registrant, Cubist Pharmaceuticals, Inc. (“Cubist”), provided notice to DSM Capua, S.p.A. (“DSM”) that Cubist is terminating the June 22, 2000 Manufacturing and Supply Agreement (as amended) between Cubist and DSM (the “MSA”).  The termination of the MSA shall be effective on May 27, 2006.  Under the MSA, DSM supplies Cubist with Active Pharmaceutical Ingredient (“API”), or bulk drug substance, for Cubist’s IV antibiotic drug product, CUBICIN® (daptomycin for injection).  Pursuant to the terms of the MSA, DSM shall supply Cubist with API in accordance with purchase orders that Cubist has submitted for delivery of API up until the effective date of termination.  Cubist is terminating the MSA because Cubist no longer requires a second supplier of API, and Cubist’s other supplier, ACS Dobfar S.p.A. (“ACS”) is able to meet all of Cubist’s anticipated needs for CUBICIN API.  There are no early termination penalties incurred by Cubist.

Item 8.01  Other Events.

On November 30, 2005, Cubist issued a press release relating to its selection of ACS as Cubist’s single source supplier of API for CUBICIN.  A copy of the press release has been filed as an exhibit to this Report on Form 8-K, attached hereto as exhibit 99.1, and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

99.1                           Press Release dated November 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
Senior Vice President, General Counsel
and Secretary

Dated: December 1, 2005